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                                                                    EXHIBIT 10.1

                                     FORM OF
               PERFORMANCE BASED RESTRICTED STOCK AWARD AGREEMENT
                  (MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS)

                         COMMUNITY HEALTH SYSTEMS, INC.

      THIS AGREEMENT, made as of the ____ day of _______________, 2006 (the "Date of Grant"), between Community Health Systems, Inc., a Delaware corporation (the "Company"), and ____________________________ (the "Grantee").

      WHEREAS, the Company has adopted the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (the "Plan") in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries;

      WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors (as described in Section 3.1 of the Plan) has determined to grant to the Grantee an Award of Restricted Stock as provided herein to encourage the Grantee's efforts toward the continuing success of the Company;

      WHEREAS, the Committee has determined to place a performance-based restriction on the Award of Restricted Stock to better align the economic interests of the Grantee with those of the other stockholders of the Company and to ensure that the compensation attributable to the Award of Restricted Stock constitutes "qualified performance-based compensation" pursuant to IRC Section 162(m) and the regulations promulgated thereunder; and

      WHEREAS, the Committee has established the Performance Objective (as defined in Section 3.1 below) (a) utilizing objectively determinable criteria,
(b) on a date which is prior to the ninetieth (90th) day of the Company's fiscal year, and (c) at a time when the attainment of the Performance Objective is substantially uncertain.

      NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Restricted Stock.

      1.1 The Company hereby grants to the Grantee an award of ___________ Shares of Performance Based Restricted Stock (the "Award"). The Shares of Performance Based Restricted Stock granted pursuant to the Award shall be issued in the form of book entry Shares in the name of the Grantee as soon as reasonably practicable after the Date of Grant and shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee's estate, if applicable) to the Company as provided in Section 9 hereof.

      1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Restrictions on Transfer.

      The Shares of Performance Based Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until all

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restrictions on such Performance Based Restricted Stock shall have lapsed in the manner provided in Section 3, 4 or 5 hereof.

3. Performance Objective; Lapse of Restrictions.

            3.1 The Award is subject to the Company attaining the following "Performance Objective" (herein so called): The Company's "income per share from continuing operations for fiscal year 200__", as reported by the Company in its earnings release for fiscal year 200____, shall be not less than the amount which is seventy-five percent (75%) of the low end of the projected "income per share from continuing operations for fiscal year 200___," as stated in the Company's Form 8-K filed with the SEC on February ___, 200___. The Performance Objective shall be adjusted upward or downward in the event the Company enters into one or more material acquisition or divestiture transactions and as a result thereof or in connection therewith files one or more Forms 8-K issuing revised guidance to investors projecting a higher or lower "income per share from continuing operations for the fiscal year 200___" (but only to the extent such change in guidance is attributable to the material acquisition and/or divestiture transactions). The adjusted Performance Objective shall be seventy-five percent (75%) of the low end of the range of revised projected "income per share from continuing operations for fiscal year 200__." For purposes of this Agreement, "material acquisition" or "material divestiture" transaction shall mean any single transaction or series of related transactions in which the consideration exceeds fifteen percent (15%) of the Company's assets on a consolidated basis. The computation of "income per share from continuing operations" shall be adjusted for Changes in Capitalization (as defined in the Plan).

            3.2 Except as provided in Sections 4, 5 and 6 hereof, if the Performance Objective is not attained, the Award shall lapse in its entirety.

            3.3 Except as provided in Sections 4, 5 and 6 hereof, if the Performance Objective is attained, one-third (1/3) of the number of Shares of Performance Based Restricted Stock issued hereunder (rounded up to the next whole Share, if necessary) shall vest, and the restrictions with respect to such Performance Based Restricted Stock shall lapse, on each of the first three (3) anniversaries of the Date of Grant.

4. Effect of Certain Terminations of Employment.

      If the Grantee's employment terminates as a result of the Grantee's death, Retirement or Disability, in each case if such termination occurs on or after the Date of Grant, all Shares of Performance Based Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions on such Performance Based Restricted Stock shall lapse, as of the date of such termination.

5. Effect of Change in Control.

      In the event of a Change in Control at any time on or after the Date of Grant, all Shares of Performance Based Restricted Stock which have not become vested in accordance with Section 3 or 4 hereof shall vest, and the restrictions on such Performance Based Restricted Stock shall lapse, immediately.

6. Forfeiture of Performance Based Restricted Stock.

      In addition to the circumstance described in Section 9(a) hereof, any and all Shares of Performance Based Restricted Stock which have not become vested in accordance with Section 3, 4 or 5 hereof shall be forfeited and shall revert to the Company upon the termination by the Grantee,

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the Company or its Subsidiaries of the Grantee's employment for any reason other than those set forth in Section 4 hereof prior to such vesting.

7. Delivery of Restricted Stock.

      7.1 Except as otherwise provided in Section 7.2 hereof, evidence of book entry Shares or, if requested by the Grantee prior to such lapse of restrictions, a stock certificate with respect to shares of Restricted Stock for which the restrictions have lapsed pursuant to Section 3, 4 or 5 hereof with respect to such shares of Restricted Stock, shall be delivered to the Grantee as soon as practicable following the date on which the restrictions on such Restricted Stock have lapsed, free of all restrictions hereunder.

      7.2 Evidence of book entry Shares with respect to shares of Restricted Stock in respect of which the restrictions have lapsed upon the Grantee's death pursuant to Section 4 hereof or, if requested by the executors or administrators of the Grantee's estate upon such lapse of restrictions, a stock certificate with respect to such shares of Restricted Stock, shall be delivered to the executors or administrators of the Grantee's estate as soon as practicable following the Company's receipt of notification of the Grantee's death, free of all restrictions hereunder.

8. Dividends and Voting Rights.

      Subject to Section 9(a) hereof, upon issuance of the Performance Based Restricted Stock, the Grantee shall have all of the rights of a stockholder with respect to such Stock, including the right to vote the Stock and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Performance Based Restricted Stock by the Company shall be deferred and reinvested in Shares of Performance Based Restricted Stock based on the Fair Market Value of a Share on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional Shares of Performance Based Restricted Stock thus acquired shall be subject to the same restrictions on transfer, forfeiture and vesting schedule as the Performance Based Restricted Stock in respect of which such dividends or distributions were made.

9. Execution of Award Agreement.

      (a) The Shares of Performance Based Restricted Stock granted to the Grantee pursuant to the Award shall be subject to the Grantee's execution and return of this Agreement to the Company or its designee (including by electronic means, if so provided) no later than the earlier of (i) September 30, 200___ and
(ii) the date that is immediately prior to the date that the Performance Based Restricted Stock vest pursuant to Section 4 or 5 hereof (the "Grantee Return Date"); provided that if the Grantee dies before the Grantee Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of the Grantee's estate executes and returns this Agreement to the Company or its designee no later than ninety (90) days following the Grantee's death (the "Executor Return Date"). If this Agreement is not so executed and returned on or prior to the Grantee Return Date or the Executor Return Date, as applicable, the Shares of Performance Based Restricted Stock evidenced by this Agreement shall be forfeited, and neither the Grantee nor the Grantee's heirs, executors, administrators and successors shall have any rights with respect thereto.

      (b) If this Agreement is so executed and returned on or prior to the Grantee Return Date or the Executor Return Date, as applicable, all dividends and other distributions paid or made with respect to the Shares of Performance Based Restricted Stock granted hereunder prior to such Grantee Return Date or Executor Return Date shall be treated in the manner provided in Section 8 hereof.

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10. No Right to Continued Employment.

      Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Grantee's employment, nor confer upon the Grantee any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a Board member.

11. Withholding of Taxes.

      Prior to the delivery to the Grantee (or the Grantee's estate, if applicable) of a stock certificate or evidence of book entry Shares with respect to shares of Performance Based Restricted Stock in respect of which all restrictions have lapsed, the Grantee (or the Grantee's estate) shall pay to the Company the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the "Withholding Taxes") with respect to such Performance Based Restricted Stock. By executing and returning this Agreement in the manner provided in Section 9 hereof, the Grantee (or the Grantee's estate) shall be deemed to elect to have the Company withhold a portion of such Restricted Stock having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction of the Withholding Taxes, such election to continue in effect until the Grantee (or the Grantee's estate) notifies the Company before such delivery that the Grantee (or the Grantee's estate) shall satisfy such obligation in cash, in which event the Company shall not withhold a portion of such Restricted Stock as otherwise provided in this Section 11.

12. Grantee Bound by the Plan.

      The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13. Modification of Agreement.

      This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto.

14. Severability.

      Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15. Governing Law.

      The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee without giving effect to the conflicts of laws principles thereof.

16. Successors in Interest.

      This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

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17. Resolution of Disputes.

      Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall first be referred to the Chief Executive Officer for informal resolution, and if necessary, referred to the Committee for its determination. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee's heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

18. Entire Agreement.

      This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

19. Headings.

      The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20. Counterparts.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

                                     COMMUNITY HEALTH SYSTEMS, INC.

                                     By: _____________________________
                                         Wayne T. Smith
                                         Chairman, President
                                         and Chief Executive Officer

Attest:                              GRANTEE

____________________________         _____________________________________
Rachel A. Seifert, Secretary         [Name of Grantee]

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